UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)
550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 980-636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement
Senior Secured Notes due 2021
On February 5, 2013, Chiquita Brands International, Inc. (“CBII” ) and Chiquita Brands L.L.C. (“CBLLC” and, together with CBII, the “Issuers”), completed the offering of $425 million of their 7.875% senior secured notes due 2021(the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside of the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act (the "Note Offering").
The Notes are guaranteed on a senior secured basis by all the Issuers’ existing direct and indirect domestic subsidiaries, other than de minimis subsidiaries, and by certain future direct and indirect domestic subsidiaries. The Notes and the guarantees are secured, subject to certain exceptions and permitted liens, on a first-priority basis by liens on the Issuers’ and the guarantors’ existing and after acquired material domestic real estate, 100% of the stock of substantially all of the Issuers’ domestic subsidiaries and up to 65% of the stock of certain foreign subsidiaries, and certain intellectual property. The Notes and the guarantees are secured, on a second-priority basis by liens on the assets that secure the Issuers’ obligations under the new ABL Facility described below on a first-priority basis, including present and future receivables, inventory, equipment and substantially all the Issuers’ and the guarantors’ other domestic assets that do not secure the Notes on a first-priority basis.
The Notes were issued under an indenture, dated as of February 5, 2013 with Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Indenture and the Notes, a form of which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest of 7.875% per year (payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2013), and will mature on February 1, 2021. The Issuers may redeem the Notes at their option at any time on or after February 1, 2016 at redemption prices specified in the Indenture. On or before February 1, 2016, the Issuers may redeem some or all of the notes at a specified treasury make-whole rate. Upon a change of control of CBII, the Issuers will be required to make an offer to purchase the notes at 101% of their principal amount, plus accrued interest.
The Indenture contains customary covenants that will, among other things and subject to a number of qualifications and exceptions, limit the ability of CBII and its subsidiaries to incur additional indebtedness and issue preferred stock, sell assets, make investments or other restricted payments, pay dividends or make distributions in respect of the capital stock of CBII and its subsidiaries, create certain liens, merge or consolidate, issue or sell preferred stock of subsidiaries, place limits on dividends and other payment restrictions affecting certain subsidiaries, enter into transactions with certain stockholders or affiliates and guarantee debt. If the Notes are, in the future, rated investment grade by Standard & Poor’s Ratings Group and Moody’s Investors Services, Inc., certain of these covenants will be suspended and not apply to the Notes, so long as the Notes continue to be rated investment grade by both rating agencies.
The Indenture includes customary events of default, including: failure to pay principal on any Notes when due; failure to pay interest on the Notes for 30 days after it becomes due; failure in the performance of any other covenant contained in the terms of the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of 25% principal amount of Notes then outstanding; acceleration of other debt agreements representing in excess of $30 million of indebtedness of the Issuers and certain subsidiaries; the entry of nonappealable judgments in excess of $30 million against the Issuers and certain subsidiaries; and certain bankruptcy events.
In connection with the completion of the Note Offering, the Issuers and the guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 5, 2013, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers of the Notes. Under the terms of the Registration Rights Agreement, the Issuers and the guarantors have agreed to use reasonable best efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange the Notes for a like aggregate principal amount of debt securities of the Issuers issued under the Indenture and identical in all material respects with the Notes that are registered under the Securities Act. The Issuers and the guarantors have agreed to use their reasonable best efforts to consummate the exchange offer within 365 days. Under specified circumstances, the Issuers and the guarantors have also agreed to use their commercially

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reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers and the guarantors will be obligated to pay additional interest of up to 1.0% per annum on the Notes if they fail to comply with their obligations to consummate the exchange offer or register the Notes within the specified time periods.
The description of the Indenture, the Notes and the Registration Rights Agreement above is qualified in its entirety by reference to the text of the Indenture and the Registration Rights Agreement. The Indenture is filed as Exhibit 4.1 to this report, and the Registration Rights Agreement is filed as Exhibit 4.2 to this report.
The Issuers used a portion of the net proceeds from the Note Offering and borrowings under the new ABL Facility described below to repay all outstanding borrowings under their existing credit facility. The Issuers also deposited a portion of the proceeds of the Note Offering into an irrevocable trust account with Wells Fargo Bank, National Association, as trustee for the holders of CBII’s 7 ½% Notes due 2014 (the “7 ½% Notes”), in an amount sufficient to pay all outstanding principal and interest on the 7 ½% Notes upon delivery of the 7 ½% Notes to the trustee. CBII has instructed the trustee to implement a redemption of all the outstanding 7 ½% Notes.
Asset Based Lending Credit Facility
The Issuers also entered into asset-based credit facility (the “ABL Facility”) with certain financial institutions as lenders, and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer, swing line lender, lead arranger and bookrunner concurrently with the closing of the Notes Offering. The ABL
Facility has a maximum borrowing capacity of $200.0 million, subject to a borrowing base calculation based on specified advance rates against the value of domestic receivables, certain inventory, and certain domestic machinery and equipment, with the potential for additional advances against foreign receivables. The borrowing base includes up to $21.7 million in borrowing capacity based on specified advance rates against the value of certain domestic machinery and equipment (the “Fixed Asset Sub-Line”), which Fixed Asset Sub-Line contains a re-load feature to potentially increase the subline to $50 million, and an additional term loan of $7.5 million (the “Term Loan”). The facility matures on the earlier of February 5, 2018 and 60 days prior to the maturity of CBII’s existing Convertible Senior Notes due 2016, unless such notes have been satisfactorily refinanced. Loans under the ABL Facility bear interest at:

•	A rate equal to LIBOR plus a margin of from 1.75% to 2.25%, or Base Rate plus a margin of from 0.25% to 0.75%, determined based on levels of borrowing availability reset each fiscal quarter;

•
In the case of the Fixed Asset Sub-Line, a rate equal to LIBOR plus a margin from 2.25% to 2.75%, or Base Rate plus a margin of from 0.75% to 1.25%, determined based on levels of borrowing availability reset each fiscal quarter; and

•
In the case of the Term Loan, a rate equal to LIBOR plus a margin from 2.75% to 3.25%, or Base Rate plus a margin of from 1.25% to 1.75%, determined based on levels of borrowing availability reset each fiscal quarter.

Obligations under the new ABL Facility are secured by a first-priority security interest in present and future domestic receivables, inventory, equipment, and substantially all other domestic assets that are not under the first-priority security interest of the Notes, all subject to certain exceptions and permitted liens and by a second-priority interest in the existing and after acquired material domestic real estate, certain intellectual property and a pledge of 100% of the stock of substantially all of the Issuers' and guarantors' domestic subsidiaries and up to 65% of the stock of certain foreign subsidiaries held by Issuers and the guarantors, and proceeds relating thereto. Under the new ABL Facility, CBLLC and non-de minimis domestic subsidiaries are borrowers. The facility is guaranteed on a full and unconditional basis by CBII and limited domestic subsidiaries of CBII, with the potential for additional guarantees from foreign subsidiaries of CBII. In addition, certain foreign subsidiaries of CBII may become borrowers under the new ABL Facility, and certain foreign subsidiaries may guarantee those foreign borrowings.
The new ABL Facility contains a fixed charge coverage ratio covenant which only becomes applicable when excess availability (as defined under such facility) is less than 10% of the maximum stated revolver amount thereunder. The new ABL Facility also contains a covenant requiring CBII and its subsidiaries to maintain substantially all its cash in accounts that are subject to the control of the collateral agent under the ABL Facility which only becomes applicable

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when (a) an event of default under the facility occurs and is continuing or (b) excess availability (as defined under such facility) is less than 12.5% of the maximum stated revolver amount thereunder. The facility also contains other customary affirmative and negative covenants. There are no credit ratings-related triggers in the facility.

Item 1.02.	Termination of a Material Definitive Agreement.
The Issuers used a portion of the proceeds from the Note Offering and the ABL Facility to repay in full all amounts due under the prior amended and restated credit agreement entered into in July 2011 and as amended to date, among CBII, CBLLC, a syndicate of bank lenders and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch ("Rabobank"), as administrative agent and lead arranger. Upon such repayment, the prior credit agreement was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this report relating to the Notes issued pursuant to the Indenture and to the new ABL Facility is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.
The following material is filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits
4.1 Indenture, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to $425 million aggregate principal amount of 7.875% Senior Notes due 2021.
4.2 Registration Rights Agreement, dated as of February 5, 2013 between the Issuers, the guarantors named therein and Merrill Lynch, Pierce Fenner & Smith, Incorporated, as representative of the Initial Purchasers of the Company’s 7.875% Senior Notes due 2021.
10.01 Credit Agreement dated as of February 5 , 2013, among Chiquita Brands International, Inc., Chiquita Brands L.L.C., certain financial institutions as lenders, and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer, swing line lender, lead arranger and bookrunner.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: February 8, 2013	By:	/s/ Joseph B. Johnson
Joseph B. Johnson
Vice President, Controller and Chief Accounting
Officer

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